EXHIBIT 23.5
                             [ BERWIND LETTERHEAD ]


October 31, 1996


Board of Directors
Prime Bancorp, Inc.
6425 Rising Sun Avenue
Philadelphia, PA 19111

Dear Directors:

     Berwind expressly consents to the filing of our fairness opinion as an exhibit to the registration statement on Form S-4 filed with the Securities and Exchange Commission by New Prime in connection with the Proposed Merger, and its inclusion in the Prospectus/Joint Proxy Statement which forms a part of said registration statement. Berwind further consents to the references to Berwind in the Prospectus/Joint Proxy Statement as the financial advisor to Prime.


                                          Sincerely,



                                          /s/ Berwind Financial Group, L.P.
                                          -------------------------------------
                                          BERWIND FINANCIAL GROUP, L.P.